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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): February 6, 2008
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


                0-26059                                  68-0121636
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         (Commission File Number)              (IRS Employer Identification No.)


 4125 South 6000 West, West Valley City, Utah               84128
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  (Address of Principal Executive Offices)                (Zip Code)


                                  801-963-5112
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01  Entry into a Material Definitive Agreement

         Exclusive Manufacturing, Marketing and Distribution Agreement

         On February 6, 2008, CirTran Corporation (the "Company"), entered into an Exclusive Manufacturing, Marketing and Distribution Agreement (the "Exclusive Agreement") with Shaka Shoes, Inc., a Hawaii corporation ("Shaka").

         Pursuant to the Exclusive Agreement, Shaka granted to the Company the right to be the exclusive worldwide master manufacturer of Hawaiian footwear and related accessories under the Shaka Gear brand (the "Products"). Shaka agreed that it would not cause or permit any Product not manufactured by or under the supervision of the Company to be manufactured, imported, sold or distributed, nor would it permit its affiliate, Shaka Gear, Inc., to manufacture, sell or distribute any footwear or related accessories not manufactured by or under the supervision of the Company.

         As compensation for its services rendered pursuant to Section 1(a) of the Agreement, the Company will be reimbursed by Shaka for the cost of goods sold ("COGS") together with an amount equal to 20% of COGS. Under the Exclusive Agreement, "COGS" includes all actual and verifiable third party costs, including the actual cost of Product payable to the manufacturing vendor, the cost of any consultants requested by Shaka pursuant to the Exclusive Agreement, any third party shipping, handling or fulfillment costs and other costs that generally accepted accounting principles, consistently applied, require the Company to classify as costs of goods sold as well as, without duplication, the charges of all vendors and subcontractors (the "Vendors"). The parties agreed that the Company shall retain from payments received from distributors and customers (including itself with respect to the Territory) pursuant to the Exclusive Agreement the amounts owing to the Company as compensation. The Company also agreed to give Shaka a monthly report of COGS and gross proceeds received as vendor of record ("Monthly Reports") within 30 days after the end of each calendar month reporting COGS and gross proceeds for the calendar month being reported upon.

         Additionally, pursuant to the Exclusive Agreement, Shaka granted to the Company the right to be the exclusive master distributor of all products sold in the Territory, defined in the Exclusive Agreement as the United States of America including its territories, possessions and protectorates. Under the Exclusive Agreement, the Company will purchase Product from the vendor of record and will resell the Products in the Territory on such terms as the Company in its reasonable business judgment may determine.

         In connection with sales and distribution of the Products, the Company agreed to pay Shaka a monthly royalty (the "Royalty") on Gross Sales of Products in the Territory. The Exclusive Agreement defines "Gross Sales" to mean the gross amount received by the Company (in its capacity as master distributor) for the sale of the Products but, with certain exceptions, does not include separately stated charges for shipping, handling, insurance or taxes and in any event is net of any returns, markdowns, charge backs, credit card discounts, rebates, refunds and similar charges.



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


         The initial term of the Exclusive Agreement runs from February 1, 2008 (the "Effective Date") through December 31, 2010. The Agreement automatically renews for two additional renewal terms of three years each unless Shaka notifies the Company or the Company notifies Shaka in writing of its intent not to renew by September 30 of the year in which the initial or additional term will terminate. If the Agreement is not renewed by Shaka beyond the Initial Term and the Renewal Terms, the parties agreed that the Company will continue to receive a 10% commission on all Gross Sales after such initial term or renewal term on all Products and any future products sold to any customer in the Territory that was a customer of the Company for the Products on the date of termination of the Agreement.

         Under the Exclusive Agreement, the parties agreed that as Shaka develops additional footwear and related accessories, the parties will mutually agree to identify them as Products on an addendum to the Exclusive Agreement, which addendum shall at the time of execution be deemed a part of the Exclusive Agreement.

         The foregoing summary of the terms and conditions of the Exclusive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached as an exhibit hereto, and which is hereby incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

         On February 11, 2008, the Company issued a press release announcing the Exclusive Agreement. The press release is attached hereto as Exhibit 99.2 to this Report.

         In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of
Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.  Financial Statements and Exhibits.

         (d)      Exhibits.
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                  99.1     Exclusive Manufacturing, Marketing  and  Distribution
                           Agreement  between  CirTran  Corporation  and   Shaka
                           Shoes, Inc., a Hawaii corporation.

                  99.2     Press Release dated February 11, 2008.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CirTran Corporation


Date: February 11, 2008                          By:  /s/ Iehab Hawatmeh
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                                                    Iehab J. Hawatmeh, President



















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